UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2014

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the value created by the transaction described in Item 8.01 below, Camden Property Trust (the “Company”) will pay $10 million in cash as incentive compensation to operating and administrative personnel, which will include certain of the Company’s named executive officers, but will not include Richard J. Campo, the Company’s Chairman of the Board and Chief Executive Officer, D. Keith Oden, the Company’s President, or H. Malcolm Stewart, the Company’s Chief Operating Officer.

Item 8.01	Other Events.

On December 29, 2014, the Company announced it had restructured its two discretionary investment funds to, among other things, extend the term of each fund by eight years to December 31, 2026 and increase the Company’s interest for the remaining term of each fund from 20% to 31.3%.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by Camden Property Trust dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President—Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release issued by Camden Property Trust dated December 29, 2014